                                                                       EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER

                                       OF

                 INTERNATIONAL MOTOR SPORTS GROUP-HOLDING, INC.,
                             A DELAWARE CORPORATION

                                      INTO

                       AUTOMOTIVE PERFORMANCE GROUP, INC.,
                             A DELAWARE CORPORATION



                                TABLE OF CONTENTS


ARTICLE I       THE MERGER

ARTICLE II      DESCRIPTION OF THE TRANSACTION

ARTICLE III     CLOSING AND EFFECTIVE DATE

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF APGI

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF IMSG-H

ARTICLE VI      COVENANTS OF THE PARTIES

ARTICLE VII     OBLIGATION TO CLOSE: CONDITIONS

ARTICLE VIII    SURVIVAL OF REPRESENTATIONS

ARTICLE IX      SURVIVAL OF REPRESENTATIONS.
                WARRANTIES AND COVENANTS OF IMSG-H

ARTICLE X       TERMINATION

ARTICLE XI      MISCELLANEOUS

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                 INTERNATIONAL MOTOR SPORTS GROUP-HOLDING, INC.,
                             A DELAWARE CORPORATION

                                      INTO

                       AUTOMOTIVE PERFORMANCE GROUP, INC.,
                             A DELAWARE CORPORATION


      AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of March 20, 1998, by and among INTERNATIONAL MOTOR SPORTS GROUP-HOLDING, INC., a Delaware corporation ("IMSG-H"), and AUTOMOTIVE PERFORMANCE GROUP, INC., a Delaware corporation ("APGI").

      The Board of Directors of IMSG-H and APGI, deeming the merger of IMSG-H with and into APGI (herein the "Surviving Corporation"), in accordance with the applicable laws of the State of Delaware (the "Merger") to be desirable and in the best interests of their respective stockholders, and desiring to adopt the Plan of Reorganization resulting in a tax-free reorganization ("reorganization") within the meaning of 368(a) of the Internal Revenue Code of 1986, as amended:

      NOW, THEREFORE, in consideration of the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 Merger. APGI and IMSG-H shall execute and deliver the Agreement of Merger effective as of April 10, 1998. The merger shall be effective, subject to the terms and conditions of this Agreement and the Plan of Merger as promptly as possible after Closing, to be held at the offices of IMSG-H in Seattle, Washington, or such other place as determined by IMSG-H, or such date as the parties may select (the "Closing Date"). Subject to Article III, Section 3.3, the merger shall be made effective by IMSG-H filing the Certificate of Merger in accordance with the General Corporation Laws of the State of Delaware. The date on which the merger shall become effective is herein referred to as the "Effective Date."

                                   ARTICLE II
                         DESCRIPTION OF THE TRANSACTION

      2.1 Description of the Transaction. Pursuant to the terms and conditions of this Agreement, IMSG-H will merge with and into APGI on the Effective Date. Upon the Effective Date of the merger, the following will occur:

            (a) Corporate Existence. The separate corporate existence of IMSG-H shall cease and APGI shall become the owner without other transfer of all of the rights and property of the merged corporations, and APGI shall become subject to the debts and liabilities of IMSG-H in the same manner as if the APGI had itself incurred them.

            (b) Certificate of Incorporation. Except as provided by this Agreement and the Certificate of Merger, the Certificate of Incorporation of APGI in effect and as of the effective date will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (c) Bylaws. The Bylaws of the APGI in effect at and as of the effective date will remain the Bylaws of the Surviving Corporation without any modifications or amendment in the merger, except that the Corporation may have from one to nine Directors.

            (d) Officers and Directors. The Officers and Directors of APGI in office at and as of the effective date will remain the Directors and Officers of APGI until the first annual meeting of the shareholders of APGI following the effective date. There will also be added one director as of the Effective Date. The Articles of Incorporation of APGI shall also be amended to provide that one or more non-voting Directors may be appointed by the Board of Directors and one or more Advisory Board Members may be selected by the board of Directors. As of the Effective Date, APGI will be changed to the following Board of Directors:


                  Andrew L. Evans, Director
                  Thomas G. Klein, Director
                  James R. Medley, Director
                  Terry Nish, Director
                  William Tempero, Director

            (e) Reduction in Outstanding Shares. Immediately after the Effective Date the shares of APGI that are issued and outstanding after the merger shall be reduced 20 for 1 so that each 20 shares that are outstanding prior to the effective date, after giving effect to the merger, shall be exchanged for 1 share. All shareholders shall be required to forthwith exchange their shares as provided herein and any shares not so exchanged shall become void within the time set by the Board of directors of APGI. The authorized capital of APGI shall not be affected by said share reduction. Any options or rights of shareholders as of the Effective Date shall


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
be reduced proportionally 20 to 1 without further action by APGI or amendment of any Agreements with respect thereto. No fractional shares shall be issued, and fractional shares shall be settled by APGI as determined by the Board of Directors.

      2.2   Share Exchange. Upon the Effective Date of the Merger:

            (a) Transfer of IMSG-H Shares. Each IMSG-H Share (other than any Dissenting Share) shall be converted into the right to receive one APGI Share (the exchange ratio of one to one Shares is referred to herein as the "Conversion Ratio"),

            (b) Fractional Interest. No fractional interests will be issued in exchange for shares of IMSG-H. Cash will be paid for such interests of IMSG-H which would result in receipt of a fractional interest of APGI.

            (c) Dissenting Shares. Each Dissenting Share shall be converted into the right to receive payment from the respective corporate party to the merger with respect thereto and in accordance with the provisions of the Delaware General Corporation Law, and

            (d) IMSG-H-Owned Shares. Each IMSG-H-owned share of APGI shall be canceled.

            (e) Adjustment of Conversion Ratio. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change of in the number of IMSG-H Shares outstanding. No IMSG-H Share shall be deemed to be outstanding or to have rights other than those set forth above in this Agreement.

            (f) APGI Shares. Each share of APGI issued and outstanding as of the Effective Date will remain issued and outstanding subject to the reduction of shares set forth above.

      2.3 Procedure for Issuance of Shares. Immediately after the Effective Date of the Merger:

            (a) The APGI will furnish to Bank of New York (the "Transfer Agent") a stock certificate (issued in the name of the Transfer Agent or its nominee) representing that number of APGI Shares reflection the reduction of shares provided hereabove equal to the product of (i) the Conversion Ratio times
(ii) the number of outstanding IMSG-H Shares (other than any Dissenting Shares and APGI-owned Shares) and the APGI will cause the Transfer Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Closing Exhibit B to each record holder of outstanding IMSG-H Shares for the holder to use in surrendering the certificates which represented his or its IMSG-H Shares in exchange for a certificate representing the number of IMSG-H Shares to which it is entitled. APGI will also furnish to the Transfer Agent a stock certificate (issued in the name of the Transfer Agent or its nominee) representing that number of APGI Shares to which the shareholders of APGI prior to the merger shall be entitled after the reduction of shares provided herein after the merger and the APGI will cause the Transfer Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Closing Exhibit B to each record holder of outstanding APGI Shares for the holder to use in surrendering the certificates which represented his or its APGI Shares in exchange for a certificate representing the number of APGI Shares to which he or she or it is entitled.

            (b) Neither IMSG-H nor APGI will pay any dividend or make any distribution on IMSG-H Shares or APGI shares (with a record date at or after the Effective Date) to any record holder of outstanding IMSG-H or APGI until the Effective Date.

            (c) APGI may cause the Transfer Agent to return any APGI Shares and dividends and distributions thereon remaining unclaimed for 180 days after the Effective Time, and thereafter each remaining record holder of outstanding IMSG-H Shares shall be entitled to look to IMSG-H (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to IMSG-H Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

            (d) APGI shall pay all charges and expenses incurred in connection with the issuance of new shares by APGI in connection with this Agreement.

                                   ARTICLE III
                           CLOSING AND EFFECTIVE DATE

      3.1 Time and Place. The exchange of items described in Section 3.2 below ("the Closing") shall be held at the offices of IMSG-H, in Seattle, Washington, at 5:00 p.m., local time, on April 15, 1998, or at such other time and place as determined by IMSG-H.

      3.2 Actions at Closing. At the Closing (i) APGI will deliver to IMSG-H the various certificates, instruments and documents referred to in Paragraph 4.6 of this Agreement, (ii) IMSG-H will deliver to APGI the various certificates, instruments and documents referred to in Paragraph 5.6 below, and (iii) pursuant to Section 3.3, IMSG-H shall file with the Secretary of the State of Delaware, the Certificate of Merger in the form attached hereto as Closing Exhibit D (the "Certificate of Merger") on or before the fifth day after the Closing and (iv) the APGI will deliver to the Transfer Agent in the manner provided in Paragraph 2.3, the Certificate evidencing APGI's shares issued in the merger.

      3.3 Effective Date. The merger becomes effective the later of April 15, 1998, or three days after the date the Form 10 filed with the U.S. Securities and Exchange Commission for Klein Engines & Competition Components, Inc. becomes effective, whichever is later or in any event upon such time as the


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Certificate of Merger is filed with the Secretary of State of the State of
Delaware, subject to the right of the Directors of APGI and IMSG-H to reject the merger as otherwise provided herein but unless rejected, in no event, no later than five days after the time of Closing set forth in Section 3.1.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF APGI

      APGI, represents and warrants to IMSG-H as of the date of the execution of this Agreement, as of the Closing Date, and as of the Effective Date (all representations and warranties regarding APGI shall apply to APGI and to any other entity which is a member of the same "control group of corporations" as APGI under Section 1563 of the Internal Revenue Code): APGI incorporates by reference the Form 10 filing with the SEC by Klein Engines & Competition Components, Inc., a Nevada corporation and agrees at Closing to update and correct said filing if any material event has occurred.

      THE PARTIES ACKNOWLEDGE THAT THE INFORMATION SET FORTH IN THE FORM 120 FILING WITH THE SEC PROVIDES ADEQUATE ASSURANCE FOR THE BOARD OF DIRECTORS OF IMSG-H TO RELAY UPON IN ENTERING INTO THIS MERGER. ACCORDINGLY, APGI MAKES NO FURTHER WARRANTY OR REPRESENTATION OTHER THAN AS SET FORTH IN THIS ARTICLE AND AS SET FORTH IN THE FORM 10.

      4.1 Organization, Qualification and Corporate Power. APGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. APGI is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of APGI and its subsidiaries taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. APGI has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned by it.

      4.2 Authorized and Outstanding Stock. APGI's authorized capital stock consists of 143,000,000 shares of capital stock divided into two classes; 130,000,000 Shares of $.0001 par value Common Stock, of which 7,833,902 shares are issued and outstanding as of February 28, 1998; and 13,000,000 Shares of $.0001 par value preferred stock, none of which had been issued as of the Effective Date of the merger. All outstanding shares of APGI have been duly authorized and validly issued, fully paid, nonassessable and issued in full compliance with the preemptive rights of any existing shareholders and in full compliance with all applicable federal and state securities laws.

      Except for the Incentive Stock Option Agreement, and Registration Rights Agreement of Thomas G. Klein that are part of the transactions contemplated by this Agreement, no shares of APGI's capital stock have been reserved for issuance for any purposes, and there are no outstanding rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind outstanding to purchase or otherwise acquire from APGI, or to cause APGI to issue or purchase, any shares of its capital stock, or securities or obligations of any kind convertible into, exchangeable for, or evidencing the right to acquire any shares of capital stock, other than set forth in Closing Exhibit E, and no additional shares rights or warrants of APGI shall be issued from February 28 1998 to the date of Closing.

      4.3 Necessary Authority. APGI has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of APGI's Board of Directors and shareholder. This Agreement has been duly executed and delivered by APGI and constitutes its valid and legally binding obligation, enforceable against APGI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

      4.4 No Conflicts. To the knowledge of the Directors and Officers of APGI, the execution, delivery and performance of this Agreement by APGI and its consummation of the transactions contemplated herein, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, except that which already has been obtained, (ii) conflict with or result in any violation of or default under any provision of APGI's existing Certificate of Incorporation, as amended and in effect, or the Bylaws of APGI or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which APGI is a party or by which it or its properties are bound, (iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to APGI, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Shares. Except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or security interests would not have a material adverse effect on the financial condition of APGI or on the ability of the Parties to consummate the transaction contemplated herein.

      4.5 Subsidiaries. Except for the ownership of all of the issued and outstanding Common Stock of Klein Engines & Competition Components of Delaware, Inc., a Delaware corporation, as disclosed in Closing Exhibit F, APGI has no other subsidiary corporation or other entity in which it has an ownership interest. Except as disclosed in Closing Exhibit G, there is no corporation that is a member of the same "controlled group of corporations" as APGI, as determined under Section 1563(a) of the Code.

      4.6 Corporate Documents. Complete and correct copies of the Certificate of Incorporation of APGI and all amendments thereto, certified by the Secretary of State of Delaware, and of the Bylaws of APGI, as amended, certified by the Secretary of APGI, have been furnished to IMSG-H, and no amendments to the Certificate of Incorporation or the Bylaws have been adopted subsequent to said furnishing. APGI is not in default in the performance, observation or fulfillment of its Certificate of Incorporation or Bylaws. The minute books of APGI have been furnished to IMSG-H to the extent available. The minute books accurately reflect all material transactions and corporate events involving APGI and all material actions taken by the directors and/or the shareholders of APGI. All material actions taken by APGI requiring director and/or shareholder approval were duly approved by the directors and/or the shareholders of APGI in accordance with APGI's Certificate of Incorporation, Bylaws and applicable law.

      4.7 Absence of Financial Statements. APGI is newly formed and has no assets or liabilities other than the assets and liabilities which will have resulted from a merger of Klein Engines & Competition Components of Delaware, Inc. into a wholly owned subsidiary of APGI pursuant to Sec. 251(G) of the Delaware Corporate Code by which transaction Klein Engines & Competition Components of Delaware, Inc., will become a wholly-owned subsidiary of APGI, which will occur on or about April 7, 1998. Klein Engine & Competition Components, Inc., a Nevada corporation has prepared audited financial statements as of September 30, 1997, which are attached hereto as Exhibit H and current financial information to IMSG-H.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF IMSG-H

      Subject to the Closing Exhibits and schedules referred to in this Article V to be submitted by IMSG-H at Closing, additional documents which will be made available to representatives of APGI at Closing, and with the further qualification that to the extent the information provided in the Closing Exhibits and schedules and additional documents which will be made available to representatives of APGI at Closing is inconsistent with any representation in this Article, the Closing Exhibits and/or schedule or additional documents shall be controlling, IMSG-H, represents and warrants to APGI and as of the Effective Date.

      SAID REPRESENTATIONS AND WARRANTIES MADE HEREIN BY IMSG ARE SUBJECT TO THE EXPRESS CONDITION THAT THEY ARE MADE ON THE REASONED INFORMATION AND GOOD FAITH BELIEF OF IMSG, ITS OFFICERS AND AGENTS, AND ARE NOT INTENDED TO BE ABSOLUTE.

      5.1 Organization, Qualification and Corporate Power. IMSG-H is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IMSG-H is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of IMSG-H and its subsidiaries taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement. IMSG-H has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned by it.

      5.2 Authorized and Outstanding Stock. IMSG-H's authorized capital stock consists of 143,000,000 shares of capital stock divided into two classes; 130,000,000 Shares of $.0001 par value Common Stock, of which 108,930,887 shares are issued and outstanding as of the Effective Date; and 13,000,000 Shares of $.0001 par value preferred stock, none of which had been issued as of the Effective Date of the merger. All outstanding shares of IMSG-H have been duly authorized and validly issued, fully paid, nonassessable and issued in full compliance with the preemptive rights of any existing shareholders and in full compliance with all applicable federal and state securities laws.

      Except for the Incentive Stock Option Agreement, and Grants thereunder, Warrants, Contract Rights and the Registration Rights Agreements which have been issued by or committed to by IMSG and its affiliates, which Warrants, Options, and Rights are contained in the audited financial statements of IMSG-H dated 12/31/97, or as will have been otherwise disclosed to representatives of APGI, no shares of IMSG-H's capital stock have been reserved for issuance for any purposes, and there are no material outstanding rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind outstanding to purchase or otherwise acquire from IMSG-H, or to cause IMSG-H to issue or purchase, any shares of its capital stock, or securities or obligations of any kind convertible into, exchangeable for, or evidencing the right to acquire any shares of capital stock, other than set forth in Closing Exhibit 5.2.

      5.3 Necessary Authority. IMSG-H has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of IMSG-H's Board of Directors and shareholders. This Agreement has been duly executed and delivered by IMSG-H and constitutes its valid and legally binding obligation, enforceable against IMSG-H in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

      5.4 Conflicts With Authorities. To the knowledge of the Directors and Officers of IMSG-H, the execution, delivery and performance of this Agreement by IMSG-H and its consummation of the transactions contemplated herein, do not and will not (i) require the consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person, except that which already has been obtained, (ii) conflict with or result in any violation of or default under any provision of IMSG-H's existing Certificate of Incorporation, as amended and in effect, or the Bylaws of IMSG-H or of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license to which IMSG-H is a party or by which it is bound,
(iii) violate any law, ordinance, rule, regulation, judgment, order or decree applicable to IMSG-H, or (iv) result in the creation of any security interest, claim, lien, charge or encumbrance upon any of the Shares. Except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or security interests would not have a material adverse effect on the financial condition of IMSG-H or on the ability of the Parties to consummate the transaction contemplated herein.

      5.5 Subsidiaries. IMSG-H has no other subsidiary corporation or other entity in which it has an ownership interest, except as disclosed in Closing
Exhibit 5.5.

      5.6 Corporate Documents. Complete and correct copies of the Certificate of Incorporation of IMSG-H and all amendments thereto, certified by the Secretary of State of Delaware, and of the Bylaws of IMSG-H, as amended, certified by the Secretary of IMSG-H, have been furnished to APGI , and no amendments to the Certificate of Incorporation or the Bylaws have been adopted subsequent to said furnishing. IMSG-H is not in default in the performance, observation or fulfillment of its Certificate of Incorporation or Bylaws. The minute books of IMSG-H have been furnished to APGI to the extent available. The minute books accurately reflect all material transactions and corporate events involving IMSG-H and all material actions taken by the directors and/or the shareholders of IMSG-H. All material actions taken by IMSG-H requiring director and/or shareholder approval were duly approved by the directors and/or the shareholders of IMSG-H in accordance with IMSG-H's Certificate of Incorporation, Bylaws and applicable law.

      5.7 Financial Statements. IMSG-H will provide audited financial statements covering the period of time from its incorporation to December 31, 1997 (The Audited Statements'). IMSG-H has no liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent, known or unknown, due or to become due or otherwise, which are materially adverse relative to the financial condition of APGI and IMSG as a whole to those as set forth in the Audited Statements

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

      6.1 Covenants. The Parties agree as follows with respect to the period from and after the execution of the Agreement:

            (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article

VII below).

            (b) Notices and Consents. IMSG-H and APGI will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that APGI or IMSG-H reasonably may request in connection with the matters referred to in this Agreement.

            (c) Operation of Business. Except as disclosed in the Closing Exhibits, each party will not (and will not cause or permit any of its subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing:

                  (1) Neither of the parties or their subsidiaries will authorize or effect any change in their charters or bylaws;

                  (2) Neither of the parties or their subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of their capital stock or issue, sell, or otherwise dispose of any of its capital stock;

                  (3) Neither of the parties or their subsidiaries will declare, set aside, or pay any dividend or distribution with respect to their capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (4) Neither of the parties or their subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

                  (5) Neither of the parties or their subsidiaries will impose any Security Interest upon any of its assets outside the ordinary course of business;

                  (6) Neither of the parties or their subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the ordinary course of business;

                  (7) Neither of the parties or their subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the ordinary course of business; and

                  (8) Neither of the parties or their subsidiaries will commit to any of the foregoing.

            (d) Full Access. Each party will (and will cause each of its Subsidiaries to) permit representatives of the other party to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the party being reviewed to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the parties and their subsidiaries. The Parties will treat and hold as such any Confidential Information it receives from the other. The Parties will treat and hold as such any confidential information it receives from any of the Parties in the course of the reviews contemplated by this Paragraph, will not use any of the confidential information except in connection with this merger.

            (e) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in the previous two Articles above. No disclosure by any Party pursuant to this Paragraph, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            (f)   Insurance and Indemnification.

                  (1) The Surviving Corporation will provide each individual who served as a director or officer of APGI at any time prior to the effective time with liability insurance for a period of 48 months after the effective time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the effective time.

                  (2) APGI, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of IMSG-H for the benefit of any individual who served as a director or officer of IMSG-H at any time prior to the effective time.

                  (3) APGI will indemnify each individual who served as a director or officer of APGI, IAG-Klein, Inc., and Klein Engines & Competition Components of Delaware, Inc. at any time prior to the effective time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

                                   ARTICLE VII
                         OBLIGATION TO CLOSE: CONDITIONS

      7.1 Conditions to Obligation of IMSG-H to Close. The obligation of IMSG-H to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) APGI and its subsidiaries shall have procured all third party consents specified above;

            (b) The representations and warranties set forth above shall be true and correct in all material respects at and as of the Closing Date;

            (c) APGI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement,
(b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of either party, or (d) affect adversely the right of any of the former Subsidiaries of either party to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

            (e) APGI shall have delivered to IMSG-H a certificate to the effect that each of the conditions specified above in Paragraph 6. l(a)-(e) is satisfied in all respects;

            (f) This Agreement and the Merger shall have received the requisite IMSG-H stockholder approval;

            (g) IMSG-H shall have received from counsel to APGI an opinion in form and substance as set forth in Closing Exhibit 7.1(g) attached hereto; addressed to IMSG-H, and dated as of the Closing Date; and

            (h) All actions to be taken by APGI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to IMSG-H.

      7.2 Acceptance by APGI. Acceptance by APGI of Closing Exhibits, schedules submitted by IMSG-H at the Closing and documents provided to representatives of APGI will constitute full compliance and acceptance by APGI of the conditions to Closing and all of the conditions of this Agreement. Acceptance of all Closing Exhibits and schedules and documents of IMSG-H at Closing will be conclusively presumed unless rejected by the Board of Directors of APGI within five (5) calendar days of the Closing Date.

      7.3 Conditions to Obligation of APGI to Close. The obligation of APGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) This Agreement and the Merger shall have received the requisite IMSG-H stockholder approval;

            (b) The representations and warranties set forth above as IMSG-H shall be true and correct in all material respects at and as of the Closing Date;

            (c) IMSG-H shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (d) IMSG-H shall have delivered to APGI a certificate to the effect that each of the conditions specified above in Paragraph 6.2(a)-(c) is satisfied in all respects;

            (e) This Agreement and the Merger shall have received the requisite APGI stockholder approval;

            (f) APGI shall have received from counsel to IMSG-H an opinion in form and substance as set forth in Closing Exhibit 7.3(f) attached hereto, addressed to APGI, and dated as of the Closing Date;

            (g) All actions to be taken by IMSG-H in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to APGI.

      7.4 Acceptance by IMSG-H. Acceptance by IMSG-H of Closing Exhibit schedules submitted by APGI at the Closing will constitute full compliance and acceptance by IMSG-H of the conditions to Closing and all of the conditions of this Agreement. Acceptance of all Closing Exhibits of APGI at Closing will be conclusively presumed unless rejected by the Board of Directors of IMSG-H within five (5) calendar days of the date the Closing Date.

                                  ARTICLE VIII
                           SURVIVAL OF REPRESENTATIONS

      8.1 Survival of Representations' Warranties and Covenants of APGI and APGI's Shareholders. Except as otherwise specifically provided herein, the representations, warranties of APGI and its shareholders shall survive the Effective Date unless the context clearly indicates to the contrary and shall continue in full force and effect.

      8.2 Indemnity of IMSG-H. APGI and its shareholders, jointly and severally and on a pro rata basis, agree to and shall indemnify IMSG-H against any and all loss, damages or expense, resulting from any misrepresentation made or breach of warranty given or covenant made in this Agreement or any of the schedules or Closing Exhibits hereto, as well as from and against all debts, claims and liabilities of APGI which have arisen or may rise because of or as a result of, any fact, event or transaction existing, or claim before or after the Effective Date, regardless of when the cause of action therefore shall be deemed to arise except for:

            (a) Any such debt, claim or liability which may be included as a liability in the financial statements (including balance sheets) (to the extent of the amount thereof included); and

            (b) Current liabilities incurred by APGI in the ordinary and usual course of its business between and the Effective Date; and

      APGI and its shareholders agree to and shall hold harmless and indemnify IMSG-H from and against any and all costs, expenses (including without limitation, attorney's fees) or damages arising out of any claim, action, suit or proceeding (including, without limitation, any action, suit or proceeding disclosed in Closing Exhibit O) concerning any such debt, claim or liability, whether such claim, action, suit or proceeding shall be reduced to final judgment or shall be settled prior thereto; provided, however, that the time during which IMSG-H may make any claim against APGI or its shareholders hereunder shall be limited to the period specified with respect to the different types of representations, warranties and covenants in said Section; and provided, further, that the aggregate of all such claims must exceed the sum of Five Thousand Dollars ($5,000.00 ) before any claim may be made the said amount of Five Thousand Dollars ($5,000.00) being a one time deductible offset of APGI and its shareholders against all future claims which may be made hereunder by IMSG-H. For purposes of the time period during which claims are permissible hereunder, claims shall be deemed made with respect to any action, suit or proceeding disclosed in Closing Exhibit O without in any way limited the foregoing, APGI and its Shareholders expressly recognize that this indemnity is applicable to assessments or reassessments in respect to the United States income taxes, or other governmental taxes or like reassessments for the years proceeding the transaction limited only by the time period set forth in said Section.

            Seller's shareholders expressly waive any defense under applicable Statute of Limitations with respect to the period during which indemnity of any claim by IMSG-H hereunder if such Statutes of Limitations are inconsistent with the time periods established in this Agreement.

      8.3 Notice. If IMSG-H shall claim to have suffered any loss or damage by reason of misrepresentation made or breach of warranty given or covenant made by APGI or its shareholders or if IMSG-H shall claim any right of indemnity under this Agreement, IMSG-H shall send written notice of such claim to APGI's shareholders within the time set forth in this Agreement. Said notice shall state in reasonable detail the representation, warranty or, covenant (including the covenant of indemnity) with respect to which the claim is made, the facts given rise to and the basis for the claim the amount of liability of APGI's shareholders asserted by reason thereof.

                                   ARTICLE IX
                          SURVIVAL OF REPRESENTATIONS.
                       WARRANTIES AND COVENANTS OF IMSG-H

      9.1 None of the representations, warranties and covenants of IMSG-H (other than the provisions in Article I above concerning issuance of IMSG-H's shares, and the provisions above concerning insurance indemnification, will survive the Effective Date.

                                    ARTICLE X
                                   TERMINATION

      10.1 Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after stockholder approval) as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the effective time;

            (b) IMSG-H may terminate this Agreement except for Article XI by giving written notice to APGI at any time prior to the effective date (a) in the event APGI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, IMSG-H has notified APGI of this breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach or (b) if the Closing shall not have occurred on or before April 20, 1998, by reason of the failure of any condition precedent under Paragraph hereof (unless the failure results primarily from IMSG-H breaching any representation, warranty, or covenant contained in this Agreement);

            (c) APGI may terminate this Agreement except for Article XI by giving written notice to IMSG-H at any time prior to the effective date (a) in the event IMSG-H has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, APGI has notified IMSG-H of the Breach, and the breach has continued without cure for a period of thirty
(30) days after the notice of breach or (b) if the Closing shall not have occurred on or before April 20, 1998, by reason of the failure of any condition precedent under Paragraph 9(b) hereof (unless the failure results primarily from APGI breaching any representation, warranty, or covenant contained in this Agreement).

      10.2 Effect of Termination. If any Party terminates this Agreement pursuant to this Article, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Execution of Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      11.2 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally or by registered or certified mail, postage prepaid, as follows:

If to APGI:       Thomas G. Klein
                  Automotive Performance Group, Inc.
                  1207 N. Miller Road
                  Tempe, AZ 85281

with a copy to:   James Benham, Esq.
                  Moore & Benham, P.L.L.C.
                  1144 E. Jefferson Street
                  Phoenix, AZ 85034

If to IMSG-H to:  Andrew Evans
                  15302 25th Drive S.E.
                  Mill Creek, WA 98012

with a copy to:   Bruce Butcher, Esq.
                  Butcher & Williams, P.S.
                  1001 Fourth Avenue Plaza, Suite 3827
                  Seattle, WA 98154

or to such other address as shall be furnished in like manner by any party to the others. Any such notice shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit of the messenger (if transmitted by personal delivery), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

      11.3 Assignment. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties.

      11.4 Applicable Laws. This Agreement shall be construed and governed by the internal laws, and not the law of conflicts, of Washington to agreements made and to be performed in Washington.

      11.5 Entire Agreement. This Agreement, together with the Schedules and Closing Exhibits attached hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Any prior written agreements or letters of intent among the parties shall, upon the execution of this Agreement, be null and void.

      11.6 Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation hereof.

      11.7 Representations as to Compliance with Law. Whenever a representation or warranty is made herein with respect to compliance with any law, that representation means the applicable subject matter is in compliance with applicable statutes, regulations and ordinances as in existence on the date hereof and on the Closing Date and does not extend to any amendments or revisions of such laws adopted subsequent to such dates.

      11.8 Waiver, Discharge, Etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

      11.9 Promissory Notes owed to IMSG. To the extent that any subsidiary of APGI shall be indebted to IMSG-H or any subsidiary thereof at the execution hereof, APGI shall, at the election of IMSG-H guarantee and indemnify IMSG-H or its subsidiary for the full amount of said indebtedness as if it were the indebtedness of APGI;


      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the 20th day of March, 1998.

INTERNATIONAL MOTOR SPORTS               AUTOMOTIVE PERFORMANCE
GROUP-HOLDING, INC., a                   GROUP, INC., a Delaware corporation
Delaware corporation



By  /s/                                  By  /s/
   ----------------------------------       ---------------------------------
    Andrew L. Evans                          Thomas Klein, President

Its: CEO & President                     Its: President
     --------------------------------         -------------------------------

STATE OF WASHINGTON                 )
                                    ) ss.
County of Snohomish                 )


      This above instrument was acknowledged before me on the _____ day of April, 1998, to be effective as of April 10, 1998, by Andrew L. in his representative capacity as President of International Motor Sports Group-Holding, Inc., a Delaware corporation.



                                  /s/
                                  -----------------------------------------
                                  Notary Public
-------------------------
Commission Expiration





STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )


      This above instrument was acknowledged before me on the _____ day of April, 1998, to be effective as of April 10, 1998, by Thomas Klein in his representative capacity as President of Automotive Performance Group, Inc., a Delaware corporation.



                                  /s/
                                  -----------------------------------------
                                  Notary Public
-------------------------
Commission Expiration

                              CERTIFICATE OF MERGER


                 INTERNATIONAL MOTOR SPORTS GROUP-HOLDING, INC.,
                             A DELAWARE CORPORATION

                                      INTO

                       AUTOMOTIVE PERFORMANCE GROUP, INC.,
                             A DELAWARE CORPORATION




The undersigned corporation

DOES HEREBY CERTIFY:


FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME                                                   STATE OF INCORPORATION

INTERNATIONAL MOTOR SPORTS GROUP-HOLDING, INC.                Delaware
("IMSG-H")

AUTOMOTIVE PERFORMANCE GROUP, INC.                            Delaware
("APGI")

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is AUTOMOTIVE PERFORMANCE GROUP, INC. FOURTH: That the Certificate of Incorporation of AUTOMOTIVE PERFORMANCE GROUP, INC., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation, subject to the changes set forth herein.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1207 N. Miller Road, Tempe, Arizona 85284.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each corporation which is a party to the merger is as follows:

                                                                 Par value per share
                                                                 or statement that
                                                                 shares are without
Corporation                Class            Number of Shares     par value

IMSG-H                     Common             130,000,000           $     .0001
                           Preferred           10,000,000           $     .0001

APGI                       Common             130,000,000           $     .0001
                           Preferred           13,000,000

EIGHTH: There shall be a reverse split upon the merger becoming effective such that for each twenty shares of common stock outstanding at the effective date of the merger, there shall be exchanged one new common share. The authorized capital of the surviving company shall remain the same.

NINTH: The Articles of Automotive Performance Group, Inc. shall be amended as follows:

(1)   The current Article VII of said Articles shall be deleted in its entirety.

(2) A new Article VII shall be added to provide that "There may be one or more non-voting Directors who shall be appointed and may be removed by a majority of the Board of Directors; said Directors shall not have the power to vote on any matter whatever and are not required for a quorum, or for actions of the Board, but shall be given notice of all meetings and the opportunity to attend." Said Article shall further provide "There may be one or more Advisory Board Members who shall not have the power to vote on any matter before the Board, and who may have such role as set forth by the Board of Directors."

TENTH: That this Certificate of Merger shall be effective on April 15, 1998.

                                  AUTOMOTIVE PERFORMANCE GROUP, INC.,
                                  a Delaware corporation

ATTEST:


                                  /s/
                                  ---------------------------------------
                                  Thomas G. Klein, President


/s/
------------------------------
James R. Medley, Secretary


                                  INTERNATIONAL MOTOR SPORTS
                                  GROUP-HOLDING, INC., a Delaware corporation


ATTEST:


                                  /s/
                                  ---------------------------------------
                                  Andrew L. Evans, President


/s/
------------------------------
Maryjane Miller, Secretary





STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )

      This above instrument was acknowledged before me on April ___, 1998, by Thomas G. Klein in his representative capacity as President of Automotive Performance Group, Inc., a Delaware corporation.


                                  /s/
                                  -----------------------------------------
                                  Notary Public


/s/
------------------------------
Commission Expiration

STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )

      This above instrument was acknowledged before me on April ____, 1998, by James R. Medley in his representative capacity as Secretary of Automotive Performance Group, Inc., a Delaware corporation.


                                  /s/
                                  -----------------------------------------
                                  Notary Public



------------------------------
Commission Expiration



STATE OF WASHINGTON     )
                        ) ss.
County of Snohomish     )

         This above instrument was acknowledged before me on April ___, 1998, by Andrew L. Evans in his representative capacity as President of International Motor Sports Group-Holding, Inc., a Delaware corporation.


                                  /s/
                                  -----------------------------------------
                                  Notary Public



------------------------------
Commission Expiration



STATE OF WASHINGTON     )
                        ) ss.
County of Snohomish     )

         This above instrument was acknowledged before me on April ___, 1998, by Maryjane Miller in her representative capacity as Secretary of International Motor Sports Group-Holding, Inc., a Delaware corporation.


                                  /s/
                                  -----------------------------------------
                                  Notary Public


------------------------------
Commission Expiration